                                                                  Ex.99(b)(11)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the following with respect of Post-Effective Amendment No. 42 to the Registration Statement (No. 33-20827) on Form N-1A under the Securities Act of 1933, as amended, of The RBB Fund, Inc.:

          . The inclusion of our report dated October 15, 1996 of the financial statements and financial highlights of The RBB Fund, Inc., in the Statement of Additional Information.

          . The reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Miscellaneous Independent Accountants" in the Statement of Additional Information.



COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 6, 1996